Exhibit 10.28
SECOND AMENDMENT TO EMPLOYMENT AND
NON-COMPETITION AGREEMENT

This Second Amendment is made on the 22nd day of September 2008, by and between STEPHEN P. HERBERT ("Herbert"), and USA TECHNOLOGIES, INC., a Pennsylvania corporation ("USA").

Background

USA and Herbert entered into an Amended and Restated Employment And Non-Competition Agreement dated May 11, 2006, and a First Amendment thereto dated March 13, 2007 (collectively, the "Employment Agreement").  As more fully set forth herein, the parties desire to amend the Employment Agreement in certain respects.
Agreement

NOW, THEREFORE, in consideration of the covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1.             Amendments.

A.          The date “June 30, 2009” appearing in the first and second sentences of subparagraph (a) of Section 1. Employment of the Agreement is hereby deleted and the date “June 30, 2011” is hereby substituted in its place.

B.           The first sentence of subparagraph (a) of Section 2. Compensation and Benefits of the Agreement is hereby deleted and the following sentence substituted in its place:

In consideration of his services rendered, USA shall pay to Herbert, from and after October 1, 2008, a base salary of $320,000 per year during the Employment Period, subject to any withholding required by law.

C.           The following new subparagraph (f) shall be added to Section 2. Compensation and Benefits of the Agreement:

(f) On the date of the execution and delivery by each of USA and Herbert of this Second Amendment, USA shall issue to Herbert 85,000 shares of Common Stock as a bonus. These shares shall vest as follows: 28,000 on the date of this Agreement; 28,000 on January 15, 2009; and 29,000 on June 30, 2009. The shares shall be issued pursuant to USA’s 2008 Stock Incentive Plan and shall be registered under the Securities Act of 1933, as amended, pursuant to a Form S-8 Registration Statement. Herbert acknowledges that the vesting of the shares will represent taxable income to him and that he (and not USA) shall be responsible for the payment of any and all income or other taxes (including any withholding tax obligations of USA) attributable to the vesting of the shares. Not later than the business day following the date on which any of the shares are included in the taxable income of Herbert, Herbert shall satisfy USA’s withholding tax obligations in connection with such shares by either (a) the delivery by Herbert to USA of a cash payment equal to the amount of the withholding tax obligations, or (b) the assignment and transfer by Herbert to USA of that number of shares of Common Stock (which may consist of the vested shares issued hereunder as a bonus to Herbert or any other shares of Common Stock owned by Herbert) having a value equal to the withholding tax obligations required to be withheld by law, or (c) such other payment method that shall be satisfactory to USA.

D. Subsection H of Section 2.A. Long-Term Equity Compensation Plan of the Agreement is hereby deleted and the following new Subsection H substituted in its place:

H. Herbert shall be responsible for any and all applicable federal, state or local income and other tax withholding obligations of USA in connection with the Shares. Not later than the business day immediately following the date on which any Shares are included in the taxable income of Herbert, Herbert shall satisfy USA’s withholding tax obligations in connection with such Shares by either (a) the delivery by Herbert to USA of a cash payment in the amount of the withholding tax obligations, or (b) the assignment and transfer by Herbert to USA of that number of shares of Common Stock (which may consist of Shares or any other shares of Common Stock owned by Herbert) having a value equal to the withholding tax obligations required to be withheld by law, or (c) such other payment method that shall be satisfactory to USA.

2.             Modification.  Except as otherwise specifically set forth in Paragraph 1, the Employment Agreement shall not be amended or modified in any respect whatsoever and shall continue in full force and effect.

3.             Effective Time.  The amendments to the Employment Agreement made in Paragraph 1 hereof shall be effective from and after the date hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment on the day and year first above written.

/s/Stephen P. Herbert
STEPHEN P. HERBERT

USA TECHNOLOGIES, INC.

By:	/s/George R. Jensen, Jr.
George R. Jensen, Jr.,
Chief Executive Officer